UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPDR® Gold Trust Consent solicitation details:

Filing date: June 19th, 2014

Record date: June 9th, 2014

Solicitation Agent: Broadridge Financial Solutions, LLC

Solicitation Agent contact information: 1-855-601-2254

The Consent Solicitation is seeking shareholder consent for two proposals:

1)	Unitary Fee: To approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor of 0.40% per year of the daily NAV of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust, as described in the Consent Solicitation Statement.

2)	Affiliate Compensation: To approve the amendment to section 3.08 of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust.

The changes called for in proposal 1 are being sought because of the following:

1)	The Trust was the first of its kind when developed nearly ten years ago. Since that time, similar ETFs have adopted the unitary fee structure making it the industry standard/best practice.
2)	Proposal 1 seeks to implement this industry standard/best practice and in effect simplify and modernize the trust for current and future shareholders.
3)	Currently, the Trust, under certain circumstances, is permitted to charge investors an amount in excess of 0.40% of the daily NAV per year for ordinary fees and expenses of the Trust. Although this has not occurred historically, with the changes sought in proposal 1, investors will have ongoing assurance that those ordinary fees and expenses will not exceed 0.40% of NAV per year.

Approval for Proposal 2 is being sought because having the ability to utilize the expertise of the World Gold Council, the Sponsor’s ultimate parent company, and its affiliates, when and if needed, is likely to be beneficial to the Trust and its shareholders.

Independent evaluations of the proposals:

Prominent proxy review providers ISS and Glass-Lewis have each recommended that Shareholders vote “FOR” both proposals.

Additional recommendations:

The board of directors of World Gold Trust Services, LLC, the Sponsor of the Trust, recommends that shareholders vote “FOR” the two proposals.

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